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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                                   July 19, 1996

Champion Healthcare Corporation,
  515 West Greens Road,
    Suite 800,
      Houston, TX 77067.

Ladies and Gentlemen:

    We have acted as special counsel to Champion Healthcare Corporation ("Champion") in connection with the Registration Statement on Form S-4 of Paracelsus Healthcare Corporation ("Paracelsus") filed with the Securities and Exchange Commission on July 19, 1996 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "The Merger -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth in this letter. Capitalized terms used but not defined herein have the meanings specified in the Agreement and Plan of Merger dated as of April 12, 1996, as amended and restated as of May 29, 1996 (the "Merger Agreement").

    In connection with our opinion, we have assumed the following with your consent and the consent of Paracelsus:

        (1) The Merger will be effected in accordance with the Merger Agreement.

        (2) The facts and representations contained in letters to us from Champion and Paracelsus dated July 19, 1996, respectively, were true and correct when made and will remain true and correct through the date of the Effective Time and, as to representations qualified by the best knowledge of the management of Champion or Paracelsus, the underlying facts as of the Effective Time will be consistent with such knowledge.

    We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the references to us under the headings "Summary -- The Merger -- Certain Federal Income Tax Consequences" and "The Merger -- Certain Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ SULLIVAN & CROMWELL